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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-4572 of Alkermes, Inc. on Form S-3 of our report dated June 2, 1995, incorporated by reference in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 8, 1996